George W. Stewart, CPA
316 17th Avenue S
Seattle, Washington 98144-2153
(206) 328-8554

DISMISSAL NOTICE

December 22, 2011

Wired Associates Solutions, Inc.
711 South Carson Street, Suite 4
Carson City, Nevada 89701

We hereby accept our dismissal as the Independent Certified Public Accountant of Wired Associates Solutions, Inc. (the “Corporation”), effective immediately on December 22, 2011. We agree with the statements made by the Corporation in the current report on Form 8-K to be filed on December 28, 2011.

Our dismissal is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

We hereby undertake that we do not have any claims against the Corporation upon our dismissal.

[-Signature Page Follows-]

[-Signature Page to Dismissal Notice-]

Sincerely,

George W. Stewart, CPA

Date: December 22, 2011	By:	/s/ George W. Stewart
Name: George W. Stewart, CPA
Title: Independent Certified Public Accountant